                                                                    EXHIBIT 10.1

===============================================================================


                          PURCHASE AND SALE AGREEMENT


                                    BETWEEN

                    NATURAL GAS PIPELINE COMPANY OF AMERICA


                                   AS SELLER


                                      AND


                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.

                                    AS BUYER






                           DATED AS OF JUNE 30, 1999


===============================================================================

                               PURCHASE AGREEMENT

                               TABLE OF CONTENTS


ARTICLE I DEFINITIONS............................................................................................1
   1.1   Definitions.............................................................................................1
   1.2   Terminology.............................................................................................7

ARTICLE II PURCHASE AND SALE.....................................................................................7
   2.1   The Transactions........................................................................................7
   2.2   Closing.................................................................................................7
   2.3   Estimated Working Capital...............................................................................7
   2.4   Actions at Closing......................................................................................8
   2.5   Determination of Final Purchase Prices..................................................................8
   2.6   Lateral Revenues and Expenses...........................................................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................9
   3.1   Structure Representations and Warranties................................................................9
     3.1.1 Organization and Good Standing........................................................................9
     3.1.2 Authority of Seller...................................................................................9
     3.1.3 No Violations........................................................................................10
     3.1.4 Capitalization.......................................................................................10
     3.1.5 Title to Purchased Shares............................................................................11
     3.1.6 Subsidiaries; Investments............................................................................11
     3.1.7 Financial Statements.................................................................................11
     3.1.8 Contracts and Commitments............................................................................11
     3.1.9 Taxes................................................................................................12
     3.1.10 Litigation..........................................................................................12
     3.1.11 Compliance with Law.................................................................................12
     3.1.12 Permits.............................................................................................12
     3.1.13 Employee Benefit Plans and Policies.................................................................12
     3.1.14 Gas Regulatory Matters..............................................................................13
     3.1.15 Environmental Matters...............................................................................13
     3.1.16 Intercompany Obligations............................................................................13
   3.2   Lateral Representations and Warranties.................................................................13
     3.2.1 No Violations........................................................................................13
     3.2.2 Title to Laterals....................................................................................14
     3.2.3 Litigation...........................................................................................14
     3.2.4 Compliance with Laws.................................................................................14
     3.2.5 Permits..............................................................................................14
     3.2.6 Environmental Matters................................................................................14
     3.2.7 Preferential Purchase Rights.........................................................................15
     3.2.8 No Brokers...........................................................................................15
     3.2.9 Lateral Documents....................................................................................15
     3.2.10 Condition of Laterals...............................................................................16
     3.2.11 Representation of Seller............................................................................16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................16
   4.1   Organization and Good Standing.........................................................................16
   4.2   Authority of Buyer.....................................................................................16
   4.3   No Violations..........................................................................................17
   4.4   Acquisition as Investment..............................................................................17
   4.5   Brokerage or Finders Fees..............................................................................17
   4.6   Knowledgeable Buyer....................................................................................17
   4.7   Buyer Designee.........................................................................................17

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
ARTICLE V ADDITIONAL AGREEMENTS AND COVENANTS...................................................................18
   5.1   Covenants of Seller....................................................................................18
     5.1.1 Transaction Costs....................................................................................18
     5.1.2 Intercompany Balances and Other......................................................................18
     5.1.3 Satisfaction of Indebtedness.........................................................................18
   5.2   Covenants of Buyer.....................................................................................18
     5.2.1 Transaction Costs....................................................................................18
   5.3   Mutual Covenants.......................................................................................18
     5.3.1 Distributions........................................................................................18
     5.3.2 Preparation of Tax Returns; Responsibility for Taxes.................................................18
     5.3.3 Access to Information................................................................................20
     5.3.4 Transfer Taxes.......................................................................................20
     5.3.5 Sponsor Agreement....................................................................................20
     5.3.6 Preferential Rights To Purchase......................................................................21
     5.3.7 Consents to Assignment of Laterals...................................................................21
     5.3.8 Assignment of Laterals...............................................................................21
     5.3.9 Reasonable Efforts...................................................................................22
     5.3.10 Certain Filings.....................................................................................22
     5.3.11 Confidential Information............................................................................23
     5.3.12 Notices of Certain Events...........................................................................23
     5.3.13 Insurance Reimbursements............................................................................23
     5.3.14 No Warranty and Disclaimers.........................................................................24
     5.3.15 Lateral Proceeds....................................................................................24

ARTICLE VI CONDITIONS TO CLOSING................................................................................25
   6.1   Buyer's Obligation to Close............................................................................25
     6.1.1 Litigation...........................................................................................25
     6.1.2 Compliance with Agreement............................................................................25
     6.1.3 Representations and Warranties.......................................................................25
     6.1.5 Stingray Agreements..................................................................................25
     6.1.6 HSR..................................................................................................25
   6.2   Seller's Obligation to Close...........................................................................25
     6.2.1 Litigation...........................................................................................25
     6.2.2 Compliance with Agreement............................................................................25
     6.2.3 Representations and Warranties.......................................................................26
     6.2.6 Stingray Agreements..................................................................................26
     6.2.7 HSR..................................................................................................26

ARTICLE VII INDEMNIFICATION.....................................................................................26
   7.1   Indemnification of Buyer...............................................................................26
   7.2   Indemnification of Seller..............................................................................28
   7.3   Certain Limitations on Indemnification of Buyer........................................................28
   7.4   Certain Limitations on Indemnification of Seller.......................................................29
   7.5   Indemnification Procedures.............................................................................30
   7.6   Negligence.............................................................................................31
   7.7   Limitation on Liabilities..............................................................................31
   7.8   Survival...............................................................................................32

ARTICLE VIII TERMINATION RIGHTS.................................................................................32
   8.1   Termination............................................................................................32
   8.2   Effect of Termination..................................................................................33

ARTICLE IX DISPUTE RESOLUTION...................................................................................33
   9.1   Disputes...............................................................................................33

ARTICLE X GENERAL...............................................................................................34
   10.1  Exclusive Agreement; Disclosure Statement..............................................................34
   10.2  Successors and Assigns.................................................................................35
   10.3  Amendments.............................................................................................35

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
   10.4  Records and Access......................................................................................35
   10.5  Further Assurances......................................................................................36
   10.6  Notices.................................................................................................36
   10.7  Governing Law...........................................................................................36
   10.8  Severability............................................................................................36
   10.9  Counterparts............................................................................................36
   10.10 Expenses................................................................................................37

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Exhibits to Purchase Agreement:

         Exhibit A         Laterals
         Exhibit B         Form of Assignment and Assumption Agreement
         Exhibit C         Form of Lateral Operating Agreement
         Exhibit D         Calculation of Working Capital
         Exhibit E         Stingray LLC Agreement
         Exhibit F         Stingray Operating Services Agreement
         Exhibit G         Form of Assignment and Assumption (Sponsor Agreement)

                          PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 30th day of June, 1999 among Natural Gas Pipeline Company of America, a Delaware corporation ("Seller") and Leviathan Gas Pipeline Partners, L.P. a Delaware limited partnership ("Buyer").

         WHEREAS, Seller is the owner of all of the outstanding capital stock of Naloco, Inc., a Delaware corporation ("Naloco"), all of the outstanding capital stock of Natoco, Inc, a Delaware corporation ("Natoco"), and the Laterals (as hereinafter defined);

         WHEREAS, Naloco owns the UTOS Interest (herein defined) and Natoco owns the Western Gulf Interest (herein defined);

         WHEREAS, Seller desires to sell and Buyer desires to purchase all of the outstanding capital stock of Naloco and Natoco (and, accordingly, indirectly own the assets of Naloco and Natoco, which include the UTOS Interest and the Western Gulf Interest) and the Laterals, subject to and in accordance with the terms of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises made herein, and subject to the conditions hereinafter set forth, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

1.1 Definitions. The terms set forth below shall have the meanings ascribed to them in this Article I or in the part of this Agreement referred to below:

         Affiliate: with respect to an entity, any other entity controlling, controlled by or under common control with such entity. As used in this definition, the term "control," including the correlative terms "controlling," "controlled by" and "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.

         Agreement:  as defined above in the preamble.

         Allocated Value: with respect to each Lateral, the amount set forth beside such Lateral in Section 2 of Exhibit A.

         Assignment and Assumption Agreement: the form of Assignment and Assumption Agreement attached hereto as Exhibit B, relating to Seller's assignment of Laterals to the applicable Buyer's Designee on the Closing Date and each subsequent applicable date.



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

         Auditor: Deloitte & Touche L.L.P. or, if such firm refuses or otherwise fails to perform the services contemplated by Section 2.5 hereof, such other nationally recognized firm of independent public accountants agreed upon by Seller and Buyer.

         Balance Sheets:  as defined in Section 3.1.7.

         Base Purchase Price:  as defined in Section 2.1.

         Business Day: any day other than a Saturday, a Sunday or a day on which banks in Houston, Texas are authorized or required by law to be closed.

         Buyer:  as defined in the preamble to this Agreement.

         Buyer Designee: Tarpon Transmission Company, a Texas corporation, with respect to the Purchased Shares, and Green Canyon Pipe Line Company, L.L.C., a Delaware limited liability company, with respect to the Laterals and Lateral Documents.

         Buyer Indemnified Covenant Loss:  as defined in Section 7.1(f).

         Buyer Indemnified Loss: all Buyer Indemnified Structure Losses, Buyer Indemnified Non Structure Losses, Buyer Indemnified Covenant Losses and Preclosing Lateral Losses.

         Buyer Indemnified Non-Structure Loss:  as defined in Section 7.1(e).

         Buyer Indemnified Party:  as defined in Section 7.1.

         Buyer Indemnified Structure Loss:  as defined in Section 7.1(d).

         Claim: any demand, claim, action, investigation, cause of action, legal proceeding or arbitration, whether or not ultimately determined to be valid.

         Claim Notice:  as defined in Section 7.5.1.

         Closing:  as defined in Section 2.2.

         Closing Date:  as defined in Section 2.2.

         Code: the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America.

         Confidentiality Agreement:  as defined in Section 5.3.11.

         Cost:  as defined in Section 2.6.

         Disclosure Statement: that certain disclosure statement delivered herewith by Seller to Buyer on the date hereof.



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         Election Period: as defined in Section 7.5.1.

         Encumbrance: any lien, pledge, condemnation proceeding, claim, restriction, security interest, mortgage, preferential right, option, defect in title or similar encumbrance.

         Environmental Laws: any and all federal, state and local laws, statutes, regulations, rules, orders, ordinances or permits of any governmental authority pertaining to health, the environment, wildlife or natural resources in effect in any and all jurisdictions in which the Purchased Interests (including the operations of the companies represented thereby, such as Natoco and Naloco and their subsidiaries, if any) are located, including, without limitation, the Clean Air Act, as amended, and the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act, as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act, as amended, the Oil Pollution Act, as amended, the Pipeline Safety Act, as amended, the Natural Gas Pipeline Safety Act, as amended, the Hazardous Liquid Pipeline Safety Act, as amended, and the Hazardous Materials Transportation Act, as amended.

         ERISA: the Employee Retirement Income Security Act of 1974, as amended.

         FERC: the Federal Energy Regulatory Commission.

         Final Purchase Price: as defined in Section 2.5.

         Final Settlement Statement: as defined in Section 2.5(b).

         Governmental Authority: any court, governmental department, commission, council, board, agency or other instrumentality of the United States of America or any state, county, municipality or local government.

         Hazardous Material: any substance, material, contaminant or waste that is regulated by any Governmental Authority and any material that is defined as a "hazardous waste", "hazardous material", "restricted hazardous waste", "toxic waste" or "toxic pollutant" under any Environmental Law.

         HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Indemnified Party: as defined in Section 7.5.1.

         Indemnifying Party: as defined in Section 7.5.1.

         Indemnity Notice: as defined in Section 7.5.4.

         Interim Settlement Statement: as defined in Section 2.5(a).



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         Knowledge, when used in the phrase "to Seller's knowledge",
"knowledge" means, and shall be limited to, with respect to Seller, the actual knowledge of the individuals identified in Section 1.1 of the Disclosure Statement.

         Lateral Documents: all of Seller's interest in the rights-of-way and agreements described in Exhibit A.

         Lateral Operating Agreement: the form of Lateral Operating Agreement attached hereto as Exhibit C, relating to Buyer's operation of any Laterals that will not be assigned to Buyer on the Closing Date pursuant to the Assignment and Assumption Agreement.

         Lateral Proceeds: as defined in Section 2.6.

         Laterals: all of the interests in the gas pipeline laterals described in Exhibit A.

         Legal Requirement: all applicable laws, rules, regulations, codes, ordinances, permits, bylaws, variances, orders, conditions, and licenses of a Governmental Authority.

         Losses: as defined in Section 7.1.

         Naloco: Naloco, Inc. (Del.), a Delaware corporation.

         Naloco Shares: all of the outstanding shares of capital stock, no par value, of Naloco.

         Natoco: Natoco, Inc., a Delaware corporation.

         Natoco Shares: all of the outstanding shares of capital stock, no par value, of Natoco.

         Natural Gas Act: the Natural Gas Act of 1938, as amended.

         Notices: as defined in Section 10.6.

         Parties: Seller and Buyer.

         Party: Seller or Buyer.

         Permitted Encumbrances: (a) Lateral Documents; (b) any (i) undetermined or inchoate liens or charges constituting or securing the payment of expenses that were incurred incidental to maintenance, development or operation of the Laterals and are not more than 60 days past due, and (ii) materialmen's, mechanics', repairmen's, employees', contractors', operators' or other similar liens or charges for amounts arising in the ordinary course of business securing amounts not more than 60 days past due; (c) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business; (d) any obligations or duties affecting the Laterals to any governmental authority with respect to any franchise, grant, license or permit, and all applicable laws, rules, regulations and orders of any governmental authority; (e) preferential rights to purchase or similar agreements listed on Section 3.2.6 of the Disclosure Statement; (f) required third party consents to assignments or similar agreements listed on Section 3.2.1 of the Disclosure Statement (g) all rights to consent by, required notices to, filings with or other actions by governmental entities in connection with the sale or conveyance of the Laterals or interests therein; and (h) all other encumbrances on and exceptions that are not substantial in amount and that do not substantially impair or adversely affect the use of any Lateral as it is currently used or the value of any such Lateral.

         Plans: any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, including each "multiemployer plan," as such term is described 4001(a)(3) and Section 3(37) of ERISA, and any terminated employee benefit plan.

         Postclosing Lateral Loss: as defined in Section 7.2(d).

         Preclosing Lateral Loss: as defined in Section 7.1(g).

         Prime Rate: a rate per annum equal to the lesser of (a) a varying rate per annum that is equal to the interest rate publicly quoted by The Chase Manhattan Bank, New York, New York from time to time as its prime commercial or similar reference interest rate, with adjustments in that varying rate to be made on the same date as any change in that rate or (b) the maximum rate permitted by applicable law.

         Proposed Final Purchase Price: as defined in Section 2.3.

         Purchased Interests: the Naloco Shares, the Natoco Shares, the Laterals and all of Seller's right, title and interest in and to the Lateral Documents.

         Purchased Shares: the Naloco Shares and the Natoco Shares.

         Purchase Price: as defined in Section 2.1.

         Reasonable Efforts: the efforts that a prudent person or entity desirous of achieving a result would use in similar circumstances to ensure that such result is achieved expeditiously; provided, however, that an obligation to use Reasonable Efforts under this Agreement does not require the person or entity subject to that obligation to take actions that would incur any unreasonable out-of-pocket cost or expense in connection therewith.

         Seller: as defined in the preamble.

         Seller Group: as defined in Section 5.3.2(a).

         Seller Indemnified Loss: all Seller Indemnified Warranty Losses and Seller Indemnified Obligation Losses.

         Seller Indemnified Obligation Loss: as defined in Section 7.2(c).

         Seller Indemnified Parties: as defined in Section 7.2.

         Seller Indemnified Warranty Loss: as defined in Section 7.2(a).



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         Sponsor Agreement: that certain Sponsor Agreement dated as of February
26, 1999 made by Seller to The Chase Manhattan Bank, as administrative agent for the Lenders under the Credit Agreement dated February 26, 1999, and the Lenders.

         Sponsor Agreement Assignment and Assumption: the form of Assignment and Assumption Agreement (Sponsor Agreement) attached hereto as Exhibit G.

         Stingray Credit Agreement: the Term Loan Agreement dated as of November 30, 1990, as amended and restated through December 22, 1995, and as amended by First Amendment dated as of March 27, 1998 among Stingray Pipeline Company, the banks and other financial institutions named therein, and The Chase Manhattan Bank, as agent.

         Stingray LLC Agreement: the form of Stingray Pipeline Company L.L.C. Agreement attached hereto as Exhibit E.

         Stingray Operating Services Agreement: the form of Operating Services Agreement attached hereto as Exhibit F.

         Stingray Pipeline Company: Stingray Pipeline Company, an ordinary partnership under the laws of the State of Louisiana and its successors.

         Stingray Purchase Agreement: that certain Purchase and Sale Agreement of even date herewith between Seller and Stingray Pipeline Company.

         Taxes: all federal, state, local or foreign taxes, assessments or other governmental charges, together with any interest or penalties and other assessments thereon or related thereto.

         Tax Items: as defined in Section 5.3.2(a)

         Tax Returns: as defined in Section 3.1.9

         Third Party Claim: as defined in Section 7.5.1.

         Threshold Amount: as defined in Section 7.3(e).

         UTOS: U-T Offshore System, a Delaware general partnership.

         UTOS Interest: a 33 1/3% general partnership interest in UTOS, including, without limitation, the right to vote and receive distributions proportionately.

         UTOS Partnership Agreement: the U-T Offshore System General Partnership Agreement among Transco Hydrocarbons Company, Unitex Offshore Transmission Company and Naloco dated as of September 15, 1975 as amended and restated as of the date of this Agreement.

         Western Gulf: Western Gulf Holdings, L.L.C., a Delaware limited liability company.



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

         Western Gulf Interest: a 20% membership interest in Western Gulf, including, without limitation, the right to vote and receive distributions proportionately.

         Western Gulf LLC Agreement: the Limited Liability Company Agreement of Western Gulf Holdings, L.L.C. dated as of December 11, 1998 among American Natural Offshore Company, Natoco, Texam Offshore Gas Transmission, L.L.C., Texas Offshore Pipeline System, Inc. and Transco Offshore Pipeline Company, L.L.C.

         Working Capital: an amount computed as of the close of business on the Closing Date as provided in Exhibit D, relating to Natoco's and Naloco's respective proportionate share of the working capital of UTOS and Western Gulf.

         1.2 Terminology. All article, section, subsection, schedule and exhibit references used in this Agreement are to this Agreement unless otherwise specified. All schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein. Unless the context of this Agreement clearly requires otherwise (a) the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate, (b) the words "includes" or "including" shall mean "including without limitation," and (c) the words "hereof," "herein," "hereunder," and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear. Currency amounts referenced herein are in United States Dollars. References to "generally accepted accounting principles" herein shall refer to such principles in effect in the United States of America as of the date of the statement to which such phrase refers.


                                   ARTICLE II
                               PURCHASE AND SALE

2.1 The Transactions. Subject to and in accordance with the terms and conditions of this Agreement, Seller agrees to sell, assign, convey and transfer to Buyer or the applicable Buyer Designee, and Buyer and the applicable Buyer Designee agree to purchase and accept from Seller, at the Closing the Purchased Interests for an aggregate amount equal to (i) $50,431,191 (the "Base Purchase Price") (ii) plus the positive Working Capital or less the negative Working Capital (such aggregate amount being the "Purchase Price").

2.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 3300 First City Tower, Houston, Texas 77002 commencing at 10:00 a.m., local time, on
(i) June 30, 1999, unless the conditions set forth in Sections 6.1 and 6.2 have not been fulfilled or waived by the applicable parties or (ii) such other date as the Parties shall agree in writing. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

2.3 Estimated Working Capital. Buyer and Seller agree to use $697,211.00 as an estimate of the Working Capital to be used in determining the amounts payable at Closing pursuant to Section 2.4.



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

2.4      Actions at Closing.  At the Closing the following shall occur:

         (a) Seller will deliver stock certificates representing all of the Purchased Shares endorsed in blank or accompanied by duly executed assignment documents to the appropriate Buyer Designee,

         (b) Seller and Buyer will (or will cause their respective Affiliates that are parties to) execute and deliver the Lateral Operating Agreement and the Performance Guaranty relating to the Lateral Operating Agreement, and

         (c) Buyer shall pay, or cause to be paid, to Seller an amount equal to the Base Purchase Price plus the estimated Working Capital as set forth in Section 2.3. The amount payable by Buyer to Seller shall be payable by Buyer by wire transfer or delivery of other immediately available funds pursuant to Seller's instructions.

2.5      Determination of Final Purchase Prices.

                  (a) Following the Closing Date and continuing until December 31, 1999, Buyer and Seller shall each have the right, on a monthly basis, to submit to the other party a statement (an "Interim Settlement Statement"), prepared and certified by the submitting party, containing such party's proposed calculations of the Purchase Price adjusted as provided in Exhibit D and based on information available to such party as of such date. Buyer and Seller agree to promptly pay the other party such undisputed amounts necessary to effect such proposed adjusted Purchase Price.

                  (b) On or before the date 30 days after receipt by Buyer of both unaudited financial statements as of December 31, 1999 of UTOS and Western Gulf, Buyer shall submit to Seller a settlement statement (the "Final Settlement Statement"), prepared and certified by Buyer, containing the final calculation of the Purchase Price (the "Proposed Final Purchase Price"). If Seller disputes the correctness of the Proposed Final Purchase Price, Seller shall notify Buyer of its objection in writing within 20 days after receipt of the Final Settlement Statement, which notice shall set forth in reasonable detail the reasons for Seller's objections. If Seller fails to deliver such notice within such 20-day period, Seller shall be deemed to have accepted the Final Settlement Statement (including Buyer's calculations therein). Seller and Buyer shall endeavor in good faith to resolve any disputed items within 20 days after Buyer's receipt of notice of Seller's objections. If they are unable to do so, each party shall have the right to refer the dispute to the Auditor for resolution and determination of the adjustments, if any, that are necessary for the Final Settlement Statement to present fairly in all material respects, the calculation of the Purchase Price as of the close of business on the Closing Date on the basis of the accounting methods described in Exhibit D. Such determination by the Auditor shall be conclusive and binding on the parties. The fees of the Auditor incurred in resolving any such dispute shall be shared equally by Seller and Buyer. The Purchase Price as finally determined pursuant to this Section 2.5 (whether by failure of Seller to deliver notice of objection, by agreement of the parties or by determination by the Auditor) is referred to herein as the "Final Purchase Price". If the Final Purchase Price is greater than the amount paid at Closing pursuant to Section 2.4 in respect of the Purchase Price plus any additional amounts paid by Buyer pursuant to Section 2.5(a) and less any amounts received by Buyer pursuant to Section 2.5(a), Buyer shall pay to Seller the difference plus interest on such difference at the Prime Rate from the Closing Date to but excluding the date of payment. If the Final Purchase Price is less than the amount paid at Closing pursuant to Section 2.4 in respect of the Purchase Price plus any additional amounts paid by Buyer pursuant to Section 2.5(a) and less any amounts received by Buyer pursuant to Section 2.5(a), Seller shall pay to Buyer the difference plus interest on such difference at the Prime Rate from the Closing Date to but excluding the date of payment. Any payment under this Section 2.5(b) shall be made not later than two Business Days after determination of the Final Purchase Price in immediately available funds by wire transfer to a bank account designated by the party (or parties) entitled to receive the payment.

2.6 Lateral Revenues and Expenses. Seller shall (i) be entitled to all proceeds, revenues and receivables attributable to the Laterals and the Lateral Documents (the "Lateral Proceeds") and (ii) be responsible for the payment of and agrees to timely and fully pay and otherwise satisfy all costs, expenses and obligations (absolute, contingent, known, unknown, accrued, vested or otherwise) (collectively "Costs") including the payment of a proportionate share of ad valorem, property or similar taxes or assessments attributable to the Laterals and the Lateral Documents, in the case of (i) and (ii) above to the extent relating to the ownership or operation of the Laterals and attributable to the period prior to the Closing Date. Buyer shall be (i) entitled to all Lateral Proceeds, and (ii) be responsible for the payment of and agrees to timely and fully pay and otherwise satisfy all Costs attributable to the Laterals and the Lateral Documents, in the case of (i) and (ii) above to the extent relating to the ownership or operation of the Laterals and attributable to the period from and after and including the Closing Date. If any Party pays any Costs that are properly borne by another Party pursuant to this Section, the Party responsible for such Costs pursuant to this Section 2.6 shall reimburse the Party who made such payment.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to the Buyer that:

3.1      Structure Representations and Warranties.

         3.1.1 Organization and Good Standing. Seller and each of Naloco and Natoco is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware. Seller is qualified to do business as a foreign corporation in all other jurisdictions where failure to be so qualified would have an adverse effect on the transactions contemplated hereby. Each of Naloco and Natoco is qualified to do business as a foreign corporation in all other jurisdictions where the properties now owned or leased by it or the nature of the business now conducted by it requires it to be so qualified. Seller has delivered to Buyer true and complete copies of the charter and bylaws of Naloco and Natoco, each as amended to date and presently in effect. Section 3.1.1 of the Disclosure Statement lists the directors and officers of Naloco and Natoco.

         3.1.2 Authority of Seller. Seller and each of its Affiliates has all requisite corporate power and authority to enter into this Agreement and the other agreements contemplated herein or therein to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. The execution, delivery and performance of this Agreement and the other agreements contemplated herein or therein to which it is a party by such party and the transactions contemplated hereby and thereby to be consummated by it have been duly authorized by all requisite corporate action by such party. This Agreement and the other agreements contemplated herein or therein to which it is a party has been duly executed and delivered by such party and constitutes a valid and binding agreement of such party enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         3.1.3 No Violations. With respect to the sale of the Purchased Shares, and except as set forth in Section 3.1.3 of the Disclosure Statement, the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby does not:

                  (a) violate any provision of the certificate of incorporation or bylaws of Seller, Naloco or Natoco;

                  (b) violate any provision of or require any filing, consent, authorization or approval under any Legal Requirement binding upon Seller, Naloco or Natoco;

                  (c) result in a breach of, constitute a default under, or require any consent, authorization or approval under (x) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed, or any financing lease to which Seller, Naloco, or Natoco is a party or by which it is bound or to which any of its assets is subject, or (y) any other agreement or instrument to which Naloco or Natoco is a party or by which it is bound or to which any of their respective assets are subject or (z) in any material respect, any other agreement or instrument to which Seller is a party or by which it is bound or to which any of its assets is subject; or

                  (d) result in the creation or imposition of any Encumbrance on any asset of Naloco or Natoco;

         3.1.4 Capitalization.

                  (a) The number of shares of the issued and outstanding capital stock of each of Naloco and Natoco is set forth in Section
         3.1.4 of the Disclosure Statement. The Purchased Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are held beneficially and of record by Seller.

                  (b) There are no contracts, agreements, commitments or other arrangements obligating Seller, Naloco or Natoco to issue, sell, pledge, dispose of or encumber, nor any options, warrants or rights of any kind to acquire, nor any securities that are convertible into or exercisable or exchangeable for, any shares of any class of capital stock of Naloco or Natoco. There are no contracts, agreements, commitments or other arrangements obligating Naloco or Natoco to redeem, purchase or acquire or offer to acquire, nor any outstanding option, warrant or right to acquire, nor any securities that are convertible into or exercisable or exchangeable for, any shares of any class of capital stock of Naloco or Natoco. There are no contracts, agreements, commitments or other arrangements obligating Naloco or Natoco to make any dividend or distribution of any kind.

                  (c) There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights affecting the capital stock of Naloco or Natoco. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Naloco or Natoco.

         3.1.5 Title to Purchased Shares. Seller owns beneficially and of record the Naloco Shares and the Natoco Shares, free and clear of all Encumbrances.

         3.1.6 Subsidiaries; Investments. Naloco and Natoco have no subsidiaries. As of the Closing, Naloco has no assets other than its investment in UTOS. Naloco owns (legally and beneficially) the UTOS Interest free and clear of all Encumbrances other than the terms of the UTOS Partnership Agreement. As of the Closing, Natoco has no assets other than its investment in Western Gulf. Except as set forth in Section 3.1.6 of the Disclosure Statement, Natoco owns (legally and beneficially) the Western Gulf Interest free and clear of all Encumbrances other than the terms of the Western Gulf LLC Agreement. Naloco is not, and to Seller's knowledge, no other party to the UTOS Partnership Agreement is, in breach or violation of the UTOS Partnership Agreement. Naloco has not waived, forfeited or otherwise impaired any of its rights under the UTOS Partnership Agreement to the extent the same would adversely affect any such rights after the Closing. Natoco is not, and to Seller's knowledge, no other party to the Western Gulf LLC Agreement is, in breach or violation of the Western Gulf LLC Agreement. Natoco has not waived, forfeited or otherwise impaired any of its rights under the Western Gulf LLC Agreement to the extent the same would adversely affect any such rights after the Closing.

3.1.7 Financial Statements. Section 3.1.7 of the Disclosure Statement includes the unaudited balance sheets as of April 30, 1999 of Naloco and Natoco (the "Balance Sheets"). The Balance Sheets present fairly in all material respects the financial position of Naloco and Natoco. As of April 30, 1999, Naloco and Natoco do not have any liabilities, whether absolute, accrued or contingent, that are not set forth in the Balance Sheets or any footnotes thereto in accordance with generally accepted accounting principles or that are not otherwise disclosed in Section 3.1.7 of the Disclosure Statement. Since April 30, 1999, neither Naloco nor Natoco has incurred any liability other than liabilities incurred in the ordinary course of business or liabilities that are disclosed on Section 3.1.7 of the Disclosure Statement. As of the Closing, Naloco and Natoco do not have any liabilities, whether absolute, accrued or contingent, other than any liabilities resulting solely from its status as a partner in UTOS or a former partner in High Island Offshore System, a Delaware general partnership. Natoco has satisfied all its, and it has no past, present or future, obligations under the Contribution Agreement listed in Section 3.1.8 of the Disclosure Statement.

         3.1.8 Contracts and Commitments.

                  (a) Section 3.1.8 of the Disclosure Statement includes a list of all contracts and agreements (oral and written) to which Naloco or Natoco is a party.

                  (b) Each such contract or agreement listed on Section 3.1.8 of the Disclosure Statement is in full force and effect and no event has occurred which upon the giving of notice or lapse of time or both would constitute a breach or default by Naloco or Natoco of any obligation thereunder or which would permit another party to terminate, receive a payment under or impair any of Natoco's or Naloco's rights under such agreement. Neither Natoco nor Naloco has waived, forfeited or otherwise impaired any of its rights under any agreement included on Section 3.1.8 of the Disclosure Statement to the extent the same would adversely affect any such rights after the Closing. Neither Natoco nor Naloco is, and to Seller's knowledge, no other party to any agreement included on Section 3.1.8 of the Disclosure Statement is, in breach or violation of any agreement included on Section 3.1.8 of the Disclosure Statement.

         3.1.9 Taxes. All returns and reports of or with respect to any Taxes which are required to be filed on or before the Closing Date by or with respect to Naloco or Natoco ("Tax Returns") have been or will be duly and timely filed, and all Taxes which are due by Naloco or Natoco have been or will be timely paid in full. No assessment, deficiency or adjustment has been asserted with respect to any Tax Return.

         3.1.10 Litigation. There are no actions at law, suits in equity, investigations, proceedings or claims pending or, to the knowledge of Seller, threatened against or specifically affecting Naloco or Natoco or any of their assets or operations before or by any federal, state, foreign or local court, tribunal or other Governmental Authority; provided, however, that Seller makes no representation or warranty regarding any actions, suits, investigations, proceedings or claims against or affecting UTOS or Western Gulf or any of their respective assets or operations.

         3.1.11 Compliance with Law. Naloco and Natoco have complied with all applicable Legal Requirements; provided, however, notwithstanding the foregoing, no representation or warranty in this Section 3.1.11 is made with respect to compliance with environmental matters which are covered exclusively by the provisions set forth in Section 3.1.15.

         3.1.12 Permits. Naloco and Natoco hold all franchises, licenses, permits, consents, approvals and authorizations of all Governmental Authorities ("Permits") necessary for the conduct of their respective businesses. Each such Permit is in full force and effect, and will not be affected by the transactions contemplated herein. Each of Naloco and Natoco is in compliance with all of their respective obligations under such respective Permits. To Seller's knowledge, no event has occurred which permits, or upon the giving of notice or the lapse of time or otherwise would permit, revocation or termination of any such Permit.

         3.1.13 Employee Benefit Plans and Policies.

                  (a) Neither Naloco nor Natoco sponsors, maintains or contributes to or has an obligation to contribute to, and has not at any time, sponsored, maintained or contributed to or had an obligation to contribute to, any Plan.

                  (b) With respect to any Plan which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Closing

         Date, by any corporation, trade, business or entity under common control with Naloco or Natoco, within the meaning of Section 414(b),
         (c) or (m) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), (w) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (x) no liability to the Pension Benefit Guaranty Corporation has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (y) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (z) all contributions (including installments) to such plan required by
         Section 302 of ERISA and Section 412 of the Code have been timely made.

                (c) Neither Naloco nor Natoco has any employees.

         3.1.14 Gas Regulatory Matters. Neither Naloco nor Natoco is a "natural gas company" as defined in the Natural Gas Act; however, UTOS and the Laterals are subject to regulation under the Natural Gas Act.

         3.1.15 Environmental Matters. Except as set forth in Section 3.1.15 of the Disclosure Statement:

         (a) Neither Naloco nor Natoco is in violation of, or subject to any remediation obligations or the payment of any fines, penalties or other similar amounts pursuant to, any Environmental Laws.

         (b) Neither Natoco nor Naloco is subject to any consent decree, compliance order or administrative order issued pursuant to applicable Environmental Laws.

         (c) Neither Natoco nor Naloco has received any notice of violation, demand letter, administrative inquiry, complaint or claim from any Governmental Authority pursuant to applicable Environmental Laws which requires any remediation, or the payment of any damages, fines, penalties or other similar amounts, under Environmental Laws and Seller has not received any notice of violation, demand letter, complaint or claim from any other person or entity with respect to any release of Hazardous Materials which requires any remediation, or the payment of any damages, fines, penalties or other similar amount.

         3.1.16 Intercompany Obligations. After the Closing, there will be no intercompany payables, receivables, agreements, rights or obligations between Natoco or Naloco and Seller or any of its Affiliates.

3.2 Lateral Representations and Warranties.

         3.2.1 No Violations. With respect to the acquisition of Laterals, and except as set forth in Section 3.2.1 of the Disclosure Statement, the execution and delivery of this Agreement and the other documents contemplated herein and therein by Seller and the consummation of the transactions contemplated hereby and thereby does not:

                  (a) violate any provision of or require any filing, consent, authorization or approval under any Legal Requirement binding upon Seller or the Laterals;

                  (b) result in a breach of, constitute a default under, or require any consent, authorization or approval under (x) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed, or any financing lease to which Seller is a party or by which it is bound or to which any of its properties is subject or (y) any other agreement or instrument to which Seller is a party or by which it is bound or to which any of its properties is subject; or

                  (c) result in the creation or imposition of any Encumbrance on any of the Laterals, other than a Permitted Encumbrance.

         3.2.2 Title to Laterals. Seller owns the Laterals free and clear of all Encumbrances created by, through or under Seller other than the Permitted Encumbrances. Seller (and its Affiliates) has received no written notice of any adverse claim to any surface or subsurface rights, including, without limitation, any permit, right-of-way, easement or lease, on or under which the Laterals are located or which relates to the operation of the Laterals.

         3.2.3 Litigation. There are no actions at law, suits in equity, investigations, proceedings or claims pending or, to the knowledge of Seller, threatened against or specifically affecting the Laterals before or by any federal, state, foreign or local court, tribunal or other Governmental Authority.

         3.2.4 Compliance with Laws. To Seller's knowledge, Seller has complied with all Legal Requirements applicable to the Laterals; provided, however, notwithstanding the foregoing, no representation or warranty in this Section
3.2.4 is made with respect to compliance with environmental matters which are covered exclusively by the provisions set forth in Section 3.2.6.

         3.2.5 Permits. Except as set forth in Section 3.2.5 of the Disclosure Statement, Seller, (or with respect to any Lateral operated by any third party, to Seller's knowledge the operator of such Laterals), holds all Permits necessary for the operation of the Laterals operated by it as they are currently operated. Each such Permit is in full force and effect, and will not be affected by the transactions contemplated herein or by any other agreements or documents contemplated herein, except as expressly provided herein. To Seller's knowledge, Seller is in compliance with all of its obligations under each such Permit related to the Laterals operated by it. To Seller's knowledge, no event has occurred which permits, or upon the giving of notice or the lapse of time or otherwise would permit, revocation or termination of any such Permit.

         3.2.6 Environmental Matters. To the knowledge of Seller,

                  (a) None of the Laterals owned or operated by Seller are in violation of, or subject to any remediation obligations or the payment of any fines, penalties or other similar amounts pursuant to, any Environmental Laws;

                  (b) Seller has in effect, or applications pending for, all Permits required by applicable Environmental Laws for the operation and ownership of the Laterals owned or operated by it, and, Seller is not in violation of the terms and conditions of any such Permits;

                  (c) Seller is not subject to any consent decree, compliance order or administrative order issued pursuant to applicable Environmental Laws applicable to the Laterals;

                  (d) Seller has not received any notice of violation, demand letter, administrative inquiry, complaint or claim from any Governmental Authority pursuant to applicable Environmental Laws with respect to the Laterals which requires any remediation, or the payment of any damages, fines, penalties or other similar amounts, under Environmental Laws, and Seller has not received any notice of violation, demand letter, complaint or claim from any other person or entity with respect to any release of Hazardous Materials from any Lateral which requires any remediation, or the payment of any damages, fines, penalties or other similar amount; and

                  (e) There have been no releases of Hazardous Material from the Laterals owned or operated by Seller that require remediation, or the payment of any damages, fines, penalties or other similar amounts.

         3.2.7 Preferential Purchase Rights. There are no outstanding rights of first refusal, preferential purchase rights or other rights or options to purchase the Laterals except as set forth in Section 3.2.7 of the Disclosure Statement.

         3.2.8 No Brokers Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         3.2.9 Lateral Documents.

                  (a) Except as set forth in Section 3.2.9 of the Disclosure Statement, Exhibit A includes a list of all rights of way, contracts and agreements (oral and written) to which Seller is a party and which affects any Lateral.

                  (b) To the knowledge of Seller, each Lateral Document is in full force and effect and no event has occurred which upon the giving of notice or lapse of time or both would constitute a breach or default by Seller or any of its Affiliates of any obligation thereunder or which would permit another party thereto to terminate (other than at the expiration of the applicable primary term or any extensions thereof) such Lateral Document or to receive a payment (other than for goods or services) or to impair any right of Seller under such Lateral Document, except as set forth in Section 3.2.9 of the Disclosure Statement. Seller and its Affiliates have not waived, forfeited or otherwise impaired any of their rights under any Lateral Document, to the extent the same would adversely affect any such rights after the Closing. Seller and its Affiliates are not, and to each of their knowledge, no other party to any Lateral Document is, in breach or violation of any Lateral Document. Since becoming a party to any Lateral Document, Seller has not sold, assigned, conveyed, transferred or otherwise disposed of any right title or interest in any Lateral Document to the extent any such action would reduce the interest of Seller below the interest shown on Exhibit A. Seller has not granted, created or permitted to exist any lien, security, interest or other encumbrance affecting any of its right, title or interest in and to the Lateral Documents except for Permitted Encumbrances.

         3.2.10 Condition of Laterals. To Seller's knowledge, each Lateral is currently in operation, except as set forth in Section 3.2.10 of the Disclosure Statement. To Seller's knowledge, there are no repairs scheduled to be made to any of the Laterals that are currently in operation other than those to be made in the ordinary course of business.

         3.2.11 Representation of Seller. Seller (a) is represented by competent legal, tax and financial counsel in connection with the negotiation, execution and delivery of this Agreement, (b) together with its Affiliates, has sufficient knowledge and experience in marketing energy and owning, managing, and operating businesses similar to the Purchased Interests, and the technical, commercial, financial, legal, regulatory, and other risks associated with owning the Purchased Interests, and (c) is financially capable of owning the Purchased Interests and performing its obligations under this Agreement and all instruments executed pursuant to or in connection herewith.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to the Seller:

4.1 Organization and Good Standing. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is qualified to do business as a foreign limited partnership in all other jurisdictions where the properties now owned or leased by Buyer or the nature of the business now conducted by it requires it to be so qualified.

4.2 Authority of Buyer. Buyer and each of its Affiliates has all requisite partnership, limited liability company and corporate power and authority to enter into this Agreement and the other agreements contemplated herein or therein to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. The execution, delivery and performance of this Agreement and the other agreements contemplated herein or therein to which it is a party by such party and the transactions contemplated hereby and thereby to be consummated by such party have been duly authorized by all requisite partnership, limited liability company and corporate action by such party. This Agreement and the other agreements contemplated herein or therein to which it is a party have been duly executed and delivered by such party and constitutes a valid and binding agreement of such party enforceable against such party in accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

4.3 No Violations. The execution and delivery of this Agreement by Buyer and its Affiliates and the consummation of the transactions contemplated hereby to be consummated by Buyer and its Affiliates do not and will not:

                  (a) violate any provision of its limited partnership agreement or certificate of incorporation, as applicable;

                  (b) violate any provision of or require any filing, consent, authorization or approval under any Legal Requirement binding upon Buyer or any of its Affiliates executing this Agreement;

                  (c) conflict with, result in a breach of, constitute a default under, or require any consent, authorization or approval under
         (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed, or any financing lease to which Buyer or any of its Affiliates executing this Agreement is a party or by which it is bound or to which any of its properties is subject or (ii) any other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject.

4.4 Acquisition as Investment. Buyer or the applicable Buyer Designee is acquiring the Purchased Shares for its own account as an investment without the present intent to sell, transfer or otherwise distribute the Purchased Shares to any other person or entity.

4.5 Brokerage or Finders Fees. Buyer and its Affiliates have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

4.6 Knowledgeable Buyer. Buyer (a) is represented by competent legal, tax and financial counsel in connection with the negotiation, execution and delivery of this Agreement, (b) together with its Affiliates, has sufficient knowledge and experience in marketing energy and owning, managing, and operating businesses similar to the Purchased Interests, and the technical, commercial, financial, legal, regulatory, and other risks associated with owning the Purchased Interests and (c) is financially capable of owning the Purchased Interests and performing its obligations under this Agreement and all instruments executed pursuant to or in connection herewith.

4.7 Buyer Designees. Tarpon Transmission Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is eligible to make a "qualified stock purchase" under Section 338 of the Code and an election under Section 338(h)(10) of the Code. Green Canyon Pipe Line Company, L.L.C. is qualified to own interests in rights of way issued by the United States of America covering waterbottoms in the Gulf of Mexico.

                                   ARTICLE V
                      ADDITIONAL AGREEMENTS AND COVENANTS

5.1 Covenants of Seller. Seller covenants and agrees with Buyer as follows:

         5.1.1 Transaction Costs. Seller shall bear and pay all of the costs, fees and expenses incurred by or on behalf of it in connection with the transactions contemplated by this Agreement.

         5.1.2 Intercompany Balances and Other. Prior to the Closing, Seller and its Affiliates shall (i) pay or otherwise satisfy all intercompany payables owed to Seller or any of its Affiliates by each of Natoco and Naloco, (ii) terminate all intercompany agreements or other arrangements between Seller and its Affiliates and either Natoco or Naloco except for the agreements entered into at Closing and (iii) satisfy all obligations under the Contribution Agreement listed in Section 3.1.8 of the Disclosure Statement.

         5.1.3 Satisfaction of Indebtedness. Seller shall take such actions as may be necessary to pay or otherwise satisfy all indebtedness and payables of each of Natoco and Naloco so that neither of Natoco and Naloco shall have any indebtedness, payables or liabilities that under generally accepted accounting principles are required to be recorded on the respective balance sheets of Natoco and Naloco as of the Closing.

5.2 Covenants of Buyer. Buyer covenants and agrees with Seller as follows:

         5.2.1 Transaction Costs. Buyer shall bear and pay all of the costs, fees and expenses incurred by or on behalf of it in connection with the transactions contemplated by this Agreement.

5.3 Mutual Covenants.  Buyer and Seller each covenant and agree as follows:

         5.3.1 Distributions. Notwithstanding anything to the contrary in this Agreement, prior to the Closing, Seller shall have the right to cause Naloco and Natoco to distribute to Seller all of Naloco's and Natoco's cash, cash equivalents, current assets and advances to associated companies so that together with the actions to be taken pursuant to Sections 5.1.2 and 5.1.3 Natoco and Naloco will have no working capital (surplus or deficit) as of the Closing.

         5.3.2 Preparation of Tax Returns; Responsibility for Taxes.

                  (a) Seller shall cause to be included in the consolidated federal income Tax Returns (and the state income Tax Returns of any state that permits consolidated, combined or unitary income Tax Returns, if any) of the affiliated group of corporations filing a consolidated federal income tax return of which Seller is a member (the "Seller Group") for all periods ending on or before the Closing Date, all items of income, gain, loss, deduction and credit and other tax items ("Tax Items") of Naloco and Natoco which are required to be included therein, shall cause such Tax Returns to be timely filed with the appropriate taxing authorities, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the periods covered by such Tax Returns.

                  (b) With respect to any Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date with respect to Naloco or Natoco that is not described in paragraph (a) above, Seller shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, shall cause such Tax Return to be filed timely with the appropriate taxing authority, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the period covered by such Tax Return.

                  (c) With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date with respect to the Naloco or Natoco, Buyer shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, shall furnish a copy of such Tax Return to Seller, shall file timely such Tax Return with the appropriate taxing authority and, subject to the following sentence, shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the period covered by such Tax Return. Seller (determined by an interim closing of the books as of the Closing Date except for ad valorem Taxes which shall be prorated on a daily basis) shall be responsible for the portion of the Tax due with respect to the period covered by such Tax Return which is attributable to the portion of such taxable period ending on the Closing Date and shall promptly pay to Buyer such amount, but in no event later than five days after Buyer has provided Seller with written notice that such Tax Return has been filed.

                  (d) Notwithstanding anything to the contrary herein, any franchise Tax paid or payable with respect to Naloco or Natoco shall be allocated to the taxable period during which the right to do business obtained by the payment of such franchise Tax relates, regardless of whether such franchise Tax is measured by income, operations, assets or capital relating to another taxable period. With respect to any franchise Tax so allocated to the taxable period in which the Closing Date occurs: (i) the amount of such franchise Tax shall be prorated on a daily basis between the portion of such taxable period ending on the Closing Date and the remaining portion of such taxable period, and (ii) if the amount of such franchise Tax paid or provided for as of the Closing Date is different than the amount so prorated to the portion of such taxable period ending on the Closing Date, the difference shall be remitted promptly by the applicable party.

                  (e) Any Tax Return to be prepared pursuant to the provisions of this Section 5.3.2 shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by changes in law or fact.

                  (f) Buyer shall not file an amended tax return for any period ending on or prior to the Closing Date without the consent of Seller.

                  (g) Seller and the applicable Buyer Designee shall make a timely, irrevocable and effective election under section 338(h)(10) of the Internal Revenue Code of 1986 (the "Code") and a similar election under any applicable state income tax law with respect to the applicable Buyer Designee's purchase of the shares of Natoco and Naloco. At the Closing, Buyer shall cause the Applicable Buyer Designee to execute and Seller shall execute, an Internal Revenue Service Form 8023 and any similar forms under applicable state income tax law, all of which have been mutually agreed to by Seller and the applicable Buyer Designee (the "Forms") with respect to the applicable Buyer Designee's respective purchases of the shares of Natoco and Naloco. Buyer shall cause the Forms to be duly and timely filed as prescribed by Treasury Regulation ss. 1.338(h)(10)-1 or the corresponding provisions applicable state income tax law. Notwithstanding anything to the contrary in this Agreement, Seller shall be responsible for and shall hold Buyer, the applicable Buyer Designee, Natoco and Naloco harmless from any and all Taxes resulting as a consequence of such filing of the Forms.

                  (h) Any payment made pursuant to this Section 5.3.2 shall be treated as a purchase price adjustment by all parties for tax purposes.

         5.3.3 Access to Information.

                  (a) Seller and each member of the Seller Group shall grant to Buyer (or its designees) access at all reasonable times to all of the information, books and records relating to Naloco, Natoco and the Laterals within the possession of Seller or any member of the Seller Group (including workpapers and correspondence with taxing authorities), and shall afford Buyer (or its designees) the right (at Buyer's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary or appropriate to permit Buyer (or its designees) to prepare Tax Returns and to conduct negotiations with taxing authorities and otherwise conduct its business.

                  (b) Buyer shall grant or cause Naloco and Natoco to grant to Seller (or its designees) access at all reasonable times to all of the information, books and records relating to Naloco and Natoco within the possession of Buyer, Naloco or Natoco (including workpapers and correspondence with taxing authorities), and shall afford Seller (or its designees) the right (at Seller's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary or appropriate to permit Seller (or its designees) to prepare Tax Returns and to conduct negotiations with taxing authorities and otherwise conduct its business.

         5.3.4 Transfer Taxes. Buyer and Seller shall be equally responsible for the payment of all state and local transfer, sales, use or other similar Taxes resulting from the transactions contemplated by this Agreement.

         5.3.5 Sponsor Agreement.

                  (a) Without limiting Seller's rights under Sections 6.2.5 and 7.2.2, Buyer and Seller shall use their Reasonable Efforts to have Seller and its Affiliates released from all obligations under the Sponsor Agreement. In addition, Buyer shall provide financial information and offer to furnish substantially equivalent credit support obligations to the obligees under the Sponsor Agreement to effect such release. As soon as the consent of the lenders under the Credit Agreement described in the Sponsor Agreement is obtained, Seller shall assign the Sponsor Agreement to Buyer and Buyer shall assume the obligations of Seller under the Sponsor Agreement pursuant to the terms of the Sponsor Agreement, Assignment and Assumption or such other form of assignment and assumption as may be approved by such lenders. Subject to Section 5.3.5(b), Buyer shall indemnify Seller for any and all costs, expenses and obligations which arise under such Sponsor Agreement subsequent to the Closing. In addition, Buyer and Seller agree to share equally any and all legal expenses and other costs for which Buyer or Seller may be required to reimburse the lenders or administrative agent thereunder in connection with the assignment, assumption and release of the Sponsor Agreement.

                  (b) In the event that any amounts are required to be paid under the Sponsor Agreement in excess of the distributions paid after the Closing by Western Gulf in respect of the Western Gulf Interest, Seller shall be responsible for payment of such excess amount.

         5.3.6 Preferential Rights To Purchase. Section 5.3.8 of the Disclosure Statement lists the outstanding preferential rights to purchase with respect to the Laterals. Seller shall use its Reasonable Efforts to comply with all preferential right to purchase provisions relative to any Lateral prior to the assignment pursuant to Section 5.3.8. Seller shall notify Buyer if any preferential purchase rights are exercised or if the requisite period has elapsed without said rights having been exercised. If a party that has been offered an interest in any Lateral pursuant to a preferential right to purchase elects to purchase all or part of such Lateral pursuant to the terms of any preferential right to purchase, the interest or part thereof so affected will be eliminated from the Laterals to be sold hereunder and the Purchase Price shall be reduced by the Allocated Value of such Lateral (or if the Purchase Price has already been paid, Seller shall refund to Buyer such amount).

         5.3.7 Consents to Assignment of Laterals. Seller and Buyer shall each use Reasonable Efforts to obtain all consents required to assign the Laterals and the related Lateral Documents to the appropriate Buyer Designee. If any third party consent required to assign any Lateral and the related Lateral Documents to the appropriate Buyer Designee is not obtained by the time that all approvals and authorizations have been obtained under the Natural Gas Act to the abandonment by Seller of the Laterals and the service provided through the Laterals for the purposes of the Natural Gas Act, such Lateral or Laterals and the related Lateral Documents that are subject to consent to assign requirements that have not been satisfied will continue to be subject to the Lateral Operating Agreement, but shall be excluded from the Assignment and Assumption Agreement and other title transfer documents to be delivered to the appropriate Buyer Designee with respect to the Laterals. There shall be no adjustment to the Purchase Price as a result of failure to obtain any such consent to assign.

         5.3.8 Assignment of Laterals. At the time that all approvals and authorizations have been obtained (and have become final and nonappealable) under the Natural Gas Act to the abandonment by Seller of any Lateral and the service provided through such Lateral for the purposes of the Natural Gas Act without regard to the jurisdictional status of the Lateral for

Natural Gas Act purposes after abandonment, and provided that no preferential purchase right has been exercised and any required consents to assignment have been obtained with respect to such Lateral and the related Lateral Documents, Seller and the appropriate Buyer Designee shall promptly execute and deliver with respect to such Lateral and the related Lateral Documents an Assignment and Assumption Agreement and other title transfer documents appropriate to transfer such Lateral and the related Lateral Documents to the appropriate Buyer Designee. In this connection Seller shall prepare for approval by Buyer the appropriate forms for filing with the Minerals Management Service ("MMS") to obtain approval by the MMS of the transfer from Seller to the appropriate Buyer Designee of Seller's interest in any right of way issued by the MMS described in Exhibit A associated with each Lateral transferred to such Buyer Designee, and such forms shall be executed and delivered by Seller and the applicable Buyer Designee in connection with the transfer of each such Lateral. Buyer shall file such forms with the MMS and diligently seek approval of the transfer of each such rights of way, and Seller shall cooperate with Buyer in connection therewith.

         5.3.9 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its Reasonable Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including satisfying the conditions to closing.

         5.3.10 Certain Filings.

                  (a) The Buyer and Seller shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any material agreements, in connection with the consummation of the transactions contemplated by this Agreement, and (ii) in taking such actions or making such filings, furnishing information required in connection therewith and seeking timely to obtain such actions, consents, approvals, or waivers. Among other things, Buyer agrees that, to the extent of any legal or contractual requirement or as necessary to obtain approval of abandonment under the Natural Gas Act of any Lateral, it will continue to provide service to the shippers on each Lateral on rates, terms and conditions comparable to those rates, terms and conditions to which such shippers are subject on the date Seller requests authorization and approval for abandonment, including, without limitation, the terms and conditions of the agreements described or referred to in Section 5.3.10 of the Disclosure Statement, and agrees to execute such agreements with such shippers as may be reasonably requested by Seller setting forth such rates, terms and conditions.

                  (b) As soon as reasonably practicable, but in any event within 30 days after all preferential purchase rights referred to in Section
3.2.7 of the Disclosure Statement have been satisfied or waived, Seller shall file with the Federal Energy Regulatory Commission ("FERC") and diligently prosecute any and all instruments and documents necessary or appropriate to seek abandonment under Section 7 (b) of the Natural Gas Act of the Laterals and the service provided through such Laterals and the transfer of the Laterals from Seller to the applicable Buyer Designee as a nonregulated entity. Buyer shall cause the Buyer Designee to cooperate in making such mutually agreeable filings as may be appropriate by it in connection with such abandonment. Seller will send notices of the right to exercise the preferential purchase rights referred to in Section 3.2.7 of the Disclosure Statement not later than 10 days after the Closing Date.

         5.3.11 Confidential Information. In the event that this Agreement is terminated or, if not terminated, until the Closing Date, the confidentiality of any data or information received by Buyer regarding the business and assets of the Seller, its Affiliates, and Natoco and Naloco, shall be maintained by Buyer and its representatives in accordance with the letter confidentiality agreement dated March 31, 1999 executed by Buyer and Seller (the "Confidentiality Agreement"). For a period of two years after Closing Date, Seller agrees to maintain the confidentiality of any non-public information of a confidential nature concerning the business or operations of Natoco, Naloco or the Laterals, provided that this confidentiality obligation shall not apply to any disclosures that Seller may reasonably make in connection with any legal requirement, governmental filing, judicial, administrative or arbitration proceeding or applicable stock exchange requirement.

         5.3.12 Notices of Certain Events. Each of the Buyer and Seller shall promptly notify the other party hereto of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

         (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to, or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any provision of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement; and

         (d) (i) the discovery by such party that any representation or warranty contained in this Agreement is untrue or inaccurate in any material respect, (ii) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of the representations or warranties in this Agreement to be untrue or incorrect in any material respect at the Closing Date, except for representations and warranties that speak as of a specified date, which need only be true and correct as of the specified date and (iii) any material failure on its part to comply with or satisfy any covenant, conditions or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.3.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.3.13 Insurance Reimbursements. To the extent Natoco or Naloco receives prior to the Closing any funds from Western Gulf or UTOS as reimbursement for insurance premiums relating to calendar year 1999, Seller shall pay 50% of the amount so received to Buyer. To the extent Natoco or Naloco receives after the Closing any funds from Western Gulf or UTOS as reimbursement for insurance premiums relating to calendar year 1999 Buyer shall pay 50% of the amount so received to Seller.

         5.3.14 No Warranty and Disclaimers.

         BUYER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (a) THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, THAT MAY BE SERVICED BY THE LATERALS OR (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, BUT IN NO WAY IN CONTRAVENTION OF
ARTICLE VII, SELLER EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT AND FIXTURES CONSTITUTING A PART OF THE LATERALS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,
(iv) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (v) ANY CLAIMS BY BUYER FOR DAMAGES BECAUSE OF ANY LATENT OR PATENT DEFECTS OR OTHER DEFECTS, WHETHER KNOWN OR UNKNOWN, AND (vi) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW; IT BEING THE EXPRESS INTENTION OF BOTH BUYER AND SELLER THAT THE PERSONAL PROPERTY, EQUIPMENT AND FIXTURES INCLUDED WITHIN THE LATERALS ARE HEREBY CONVEYED TO BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE. SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

         5.3.15 Lateral Proceeds. To the extent that Buyer receives any Lateral Proceeds to which Seller is entitled under the provisions of Section 2.6 hereof, Buyer shall promptly deliver such Lateral Proceeds to Seller. To the extent that Seller receives any Lateral Proceeds to which Buyer is entitled under the provisions of Section 2.6 hereof, Seller shall promptly deliver such Lateral Proceeds to Buyer.

                                   ARTICLE VI
                             CONDITIONS TO CLOSING

6.1 Buyer's Obligation to Close. Buyer's obligation to close under this Agreement is subject to the fulfillment, on the Closing Date, of each of the following conditions (except to the extent that Buyer shall have hereafter agreed in writing to waive one or more of such conditions):

         6.1.1 Litigation. There shall not be pending any litigation or proceeding (filed by a person or entity other than Buyer or its Affiliates) to restrain or prohibit any material portion of the transactions contemplated by this Agreement or to obtain material damages or other material relief in connection with the consummation of such transactions.

         6.1.2 Compliance with Agreement. Seller shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Seller on or prior to the Closing.

         6.1.3 Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

         6.1.4 Stingray Agreements. Prior to or simultaneously with the Closing hereunder, the lenders under the Stingray Credit Agreement shall have consented to the Stingray LLC Agreement, the Reorganization as defined in the Stingray LLC Agreement, and Stingray Operating Services Agreement and such agreements shall have been entered into by the parties thereto and be in full force and effect. In addition the transactions contemplated to occur at the closing under the Stingray Purchase Agreement shall have occurred prior to or simultaneously with the Closing hereunder.

         6.1.5 HSR. Buyer and Seller have made filings under the HSR Act with respect to the consummation of the transactions contemplated by this Agreement and have received early termination of the waiting period under the HSR Act with respect thereto.

6.2 Seller's Obligation to Close. The obligation of Seller to close under this Agreement is subject to the fulfillment on the Closing Date of each of the following conditions (except to the extent that Seller shall have hereafter agreed in writing to waive one or more of such conditions):

         6.2.1 Litigation. There shall not be pending any litigation or proceeding (filed by a person or entity other than Seller or its Affiliates) to restrain or prohibit any material portion of the transactions contemplated by this Agreement or to obtain material damages or other material relief in connection with the consummation of such transactions.

         6.2.2 Compliance with Agreement. Buyer shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Buyer on or prior to the Closing.

         6.2.3 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

         6.2.4 Stingray Agreements. Prior to or simultaneously with the Closing hereunder, the lenders under the Stingray Credit Agreement shall have consented to the Stingray LLC Agreement, the Reorganization as defined in the Stingray LLC Agreement, and the Stingray Operating Services Agreement and such agreements shall have been entered into by the parties thereto and be in full force and effect. In addition the transactions contemplated to occur at the closing under the Stingray Purchase Agreement shall have occurred prior to or simultaneously with the Closing hereunder.

         6.2.5 HSR. Buyer and Seller have made filings under the HSR Act with respect to the consummation of the transactions contemplated by this Agreement and have received early termination of the waiting period under the HSR Act with respect thereto.


                                  ARTICLE VII
                                INDEMNIFICATION

7.1 Indemnification of Buyer. Subject to Sections 7.3 and 7.7, Seller shall indemnify and defend Buyer, its Affiliates (including the Buyer Designees and Naloco and Natoco if the Closing occurs) and their directors, officers, employees, contractors, agents and other representatives ("Buyer Indemnified Parties") against, and hold each Buyer Indemnified Party harmless from, any loss, damage, cost, liability or expense (including reasonable costs of defense and investigations, settlements, and reasonable attorneys' fees) or penalties or fines (collectively "Losses") that such Buyer Indemnified Party incurs to the extent arising out of or resulting from any of the following:

         (a) the failure of any of the representations and warranties of Seller contained in Section 3.1 of this Agreement to be true and correct as of the date made or the inaccuracy of any such representation or warranty as of the date made,

         (b) by reason of the liability of Naloco and Natoco pursuant to Treasury Regulations 1.1502-6 or any analogous state or local law or regulation by reason of Naloco or Natoco having been a member of any consolidated, combined or unitary group on or prior to the Closing Date or any other Taxes for which Seller is responsible under this Agreement,

         (c) Naloco or Natoco ceasing to be a member of the Seller Group;

         (d) (i) (x) any business, operation or activity that Natoco may have engaged in or conducted prior to the Closing other than acquiring and owning (including exercising its rights and performing its obligations relating to)
(A) the Western Gulf Interest, (B) its partnership interest in High Island Offshore System, a Delaware partnership and (C) its membership interest in High Island Offshore System, L.L.C., a Delaware limited liability company, or, (y) any obligation of Naloco under any contract (oral or written) entered into prior to Closing other than obligations under the constitutive documents of Western Gulf or HIOS or the instruments listed in Section 3.1.8 of the Disclosure Statement, or (ii)
(x) any business, operation or activity that Naloco may have engaged in or conducted prior to Closing other than acquiring and owning (including exercising its rights and performing its obligations relating to) the UTOS Interest or (y) any obligation of Natoco under any contract (oral or written) entered into prior to the Closing other than obligations under the constitutive documents of UTOS or the instruments listed in Section 3.1.8 of the Disclosure Statement (any Loss described in Section 7.1 (a), (b), (c) or (d) being referred to herein as a "Buyer Indemnified Structure Loss");

         (e) the failure of any of the representations and warranties of Seller contained in Section 3.2 of this Agreement to be true and correct as of the date made or the inaccuracy of any such representation or warranty as of the date made (any Loss described in this Section 7.1 (e) being referred to herein as a "Buyer Indemnified Non-Structure Loss");

         (f) Seller's breach or the failure of Seller to perform or satisfy in any material respect any covenant (other than the covenants in Section 2.6) made by, or other obligation of, Seller herein (any Loss described in this Section 7.1 (f) being referred to herein as a "Buyer Indemnified Covenant Loss"); or

         (g) any obligation of Seller under Section 2.6, including, without limitation, any violation of Environmental Laws as in effect on the date hereof (but not with respect to any subsequent changes in Environmental Laws after the Closing Date) relating to the operation of the Laterals and attributable to the period prior to the Closing Date, but excluding all obligations to physically abandon (including without limitation any further or additional abandonment requirements in the case of Laterals that have already been abandoned necessary to comply with any change in Environmental Laws or other applicable laws, rules or regulations occurring after the Closing Date) all pipelines and other facilities now or hereafter part of the Laterals in accordance with the requirements of all applicable Governmental Authorities and the terms of all applicable Lateral Documents (any Loss described in this Section 7.1 (g) being referred to herein as a "Preclosing Lateral Loss").

7.2 Indemnification of Seller. Subject to Sections 7.4 and 7.7, Buyer shall indemnify and defend Seller and its Affiliates (including Naloco and Natoco if the Closing does not occur) and their directors, officers, employees, contractors, agents and other representatives ("Seller Indemnified Parties") against, and hold each Seller Indemnified Party harmless from any Loss that such Seller Indemnified Party incurs, to the extent arising out of or resulting from any of the following:

         (a) the failure of any of the representations and warranties contained in Article IV of this Agreement to be true and correct as of the date made or the inaccuracy of any such representation or warranty as of the date made (any Loss described in this Section 7.2(a) being referred to herein as a "Seller Indemnified Warranty Loss");

         (b) Buyer's breach or the failure of Buyer to perform or satisfy in any material respect any covenant made by, or other obligation of, Buyer herein;

         (c) any obligation to be paid or performed from and after the Closing under the Sponsor Agreement other than the obligations retained by Seller pursuant to Section 5.3.5(b) (any Loss described in Section 7.2(b) or (c) being referred to herein as a "Seller Indemnified Obligation Loss"); or

         (d) any obligation of Buyer under Section 2.6 including, without limitation, all obligations to physically abandon (including without limitation any further or additional abandonment requirements in the case of Laterals that have already been abandoned necessary to comply with any change in Environmental Laws or other applicable laws, rules or regulations occurring after the Closing Date) all pipelines and other facilities now or hereafter part of the Laterals in accordance with the requirements of all applicable Governmental Authorities and the terms of all applicable Lateral Documents and any violation of Environmental Laws relating to the operation of the Laterals and attributable to the period on and after and including the Closing Date (any Loss described in this Section 7.2(d) being referred to herein as a "Postclosing Lateral Loss").

7.3 Certain Limitations on Indemnification of Buyer. Notwithstanding anything to the contrary in this Agreement, in no event shall any amounts be recovered from Seller

         (a) for any Buyer Indemnified Structure Loss (other than those arising out of the failure of any of the representations in Sections 3.1.9 or 3.1.13 or under Sections 7.1(b), (c) or (d)) for which a Claim Notice or Indemnity Notice is not delivered to Seller prior to the close of business on the day four years and six months following the Closing Date;

         (b) for any Buyer Indemnified Structure Loss arising out of the inaccuracy or failure of any of the representations in Section 3.1.9 or 3.1.13 or under Sections 7.1(b), (c) or (d) for which a Claim Notice or Indemnity Notice is not delivered to Seller prior to close of business on the day six months following the expiration of the statute of limitations applicable to such indemnified matters;

         (c) for any Buyer Indemnified Non-Structure Loss (other than those arising out of the inaccuracy or failure of the representation in Section 3.2.9(a)) or any Preclosing Lateral Loss for which a Claim Notice or Indemnity Notice is not delivered to Seller prior to the close of business on the day two years and one month after the Closing Date;

         (d) for any Buyer Indemnified Non-Structure Loss arising out of the inaccuracy or failure of the representation in Section 3.2.9(a) for which a Claim Notice or Indemnity Notice is not delivered to Seller prior to the close of business on the day four years and six months after the Closing Date;

         (e) for any Buyer Indemnified Structure Losses, unless and until the aggregate of all Buyer Indemnified Losses exceeds on a cumulative basis a threshold (a "Threshold Amount") of $100,000 at which time this Section 7.3(f) shall not limit the assertion or recovery of any Losses, including any applicable Threshold Amount;

         (f) for any Buyer Indemnified Non-Structure Losses or Preclosing Lateral Losses, unless and until the aggregate of all Buyer Indemnified Losses exceeds on a cumulative basis a Threshold Amount of $500,000 at which time this
Section 7.3(g) shall not limit the assertion of or recovery of any Losses, including any applicable Threshold Amount;

         (g) for any Buyer Indemnified Structure Losses arising out of the inaccuracy or failure of any of the representations under Sections 3.1.1 through 3.1.7 and 3.1.8(b) in an aggregate amount in excess of $48,500,000;

         (h) for any Buyer Indemnified Structure Losses arising out of the inaccuracy or failure of the representations under Section 3.1.5 to the extent applicable to Natoco or under the fifth sentence of Section 3.1.6 in an aggregate amount in excess of $41,500,000;

         (i) for any Buyer Indemnified Structure Losses arising out of the inaccuracy or failure of the representations under Section 3.1.5 to the extent applicable to Naloco or under the third sentence of Section 3.1.6 in an aggregate amount in excess of $7,000,000; or

         (j) for any Buyer Indemnified Non-Structure Losses or Preclosing Lateral Losses in an aggregate amount in excess of $4,500,000.

7.4 Certain Limitations on Indemnification of Seller. Notwithstanding anything to the contrary in this Agreement, in no event shall any amounts be recovered from Buyer

         (a) for any Seller Indemnified Warranty Loss for which a Claim Notice or Indemnity Notice is not delivered to Buyer prior to the close of business on the day four years and six months following the Closing Date;

         (b) for any Seller Indemnified Warranty Loss unless and until the aggregate of all Seller Indemnified Losses exceeds on a cumulative basis a threshold of $100,000 at which time this Section 7.4(b) shall not limit the assertion or recovery of any Losses, including the applicable Threshold Amount; or

         (c) for any Seller Indemnified Warranty Losses in an aggregate amount in excess of $50,400,000.

7.5 Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

         7.5.1 A party claiming indemnification under this Agreement (an "Indemnified Party") with respect to any third-party Claim or Claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement shall promptly (a) notify the party from whom indemnification is sought (the "Indemnifying Party") of the Third Party Claim and (b) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such Third Party Claim (if any), the Indemnified Party's best estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Subject to Section 7.5.2, failure to provide such Claim Notice shall not affect the right of the Indemnified Party's indemnification hereunder except to the extent the Indemnifying Party is prejudiced thereby. Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (x) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII with respect to such Third Party Claim and (y) whether the Indemnifying Party desires to defend the Indemnified Party against such Third Party Claim; provided that if the Indemnifying Party fails to so notify the Indemnified Party during the Election Period, the Indemnifying Party shall be deemed to have elected to dispute such liability.

         7.5.2 If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Article VII and that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 7.5.2. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided that the Indemnifying Party shall not enter into any settlement agreement providing for a finding of responsibility or liability on the part of the Indemnified Party or providing any material sanction or material restriction upon the conduct of any business by the Indemnified Party without the Indemnified Party's consent, which consent shall not unreasonably be withheld. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is actually entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim to the extent that such action prejudiced the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person or entity asserting the Third Party Claim or any cross-complaint against any person or entity. The Indemnified Party may participate in, but not control, any defense or settlement or any Third Party Claim controlled by the Indemnifying Party pursuant to this
Section 7.5, and the Indemnified Party shall bear its own costs and expenses with respect to such participation.

         7.5.3 If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 7.5.2, or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 7.5.2 but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is actually entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.5.3, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         7.5.4 In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, the Indemnified Party's best estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 60 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have disputed such claim. If the Indemnifying Party has disputed (or is deemed to have disputed) such claim, such dispute shall be resolved by arbitration in accordance with Section 9.1.

7.6 Negligence. SUBJECT TO SECTION 7.7, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR VIOLATION OF ANY LAW OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

7.7 Limitation on Liabilities. (a) BUYER AND SELLER (I) AGREE THAT ONLY ACTUAL DAMAGES SHALL BE RECOVERABLE UNDER THIS AGREEMENT AND (II) HEREBY WAIVE ANY RIGHT TO RECOVER, AND AGREE THAT THE TERM LOSSES SHALL NOT COVER, SPECIAL, PUNITIVE, CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES (WHETHER BASED ON STATUTE, CONTRACT, TORT OR OTHERWISE, AND WHETHER OR NOT ARISING FROM THE INDEMNIFYING PARTY'S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT) EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD-PARTY IN CONNECTION WITH A THIRD-PARTY CLAIM, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE.

         (b) In the event that any Claim Notice or Indemnity Notice is delivered to Seller with respect to title to any Lateral, Seller shall have the right to repurchase such Lateral for the Allocated Value thereof. In the event that Seller elects to exercise such right, then upon the payment of such amount and the assumption by Seller of all obligations relating to such Lateral, Buyer shall cause the applicable Buyer Designee to assign such Lateral and all related Lateral Documents to Seller "as is, where is, with all defects" and without warranty, express or implied, except with respect to title matters arising by, through or under such Buyer Designee and release Seller from any title Claims, except Third Party Claims described in any Claims Notice, with respect to such Lateral.

7.8 Survival. The representations and warranties in Section 3.1 shall survive the Closing solely for purposes of this Article VII and shall terminate four years and six months after the Closing Date, except for the representations and warranties in Sections 3.1.9 and 3.1.13 which shall survive for six months after the applicable statute of limitations. The representations and warranties in Section 3.2 shall survive the Closing solely for purposes of this Article VII and shall terminate two years and one month after the Closing Date, except for the representation and warranty in Section 3.2.9(a) which shall terminate four years and six months after the Closing Date. The representations and warranties in Article IV shall survive the Closing solely for purposes of this
Article VII and shall terminate four years and six months after the Closing Date. No Claim can be brought with respect to any inaccuracy or failure of any representation and warranty under this Agreement unless a Claim Notice or Indemnity Notice specifying the inaccuracy or failure of the representation or warranty forming the basis of such Claim has been delivered to the party making such representation or warranty prior to the termination date of such representation or warranty as described in this Section 7.8. Notwithstanding anything to the contrary in this Agreement, the indemnification provisions of this Agreement shall be the exclusive remedies for any Claim based upon this Agreement or the transactions described herein following Closing. In furtherance of the foregoing, all other remedies available at law or in equity, in tort, contract or otherwise are hereby waived, released and discharged by Seller and Buyer.

                                  ARTICLE VIII
                               TERMINATION RIGHTS

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned as follows:

         (a) By the mutual written consent of Buyer and Seller at any time prior to the Closing;

         (b) By Buyer or Seller if an order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby shall have been entered;

         (c) By Seller at any time prior to the Closing if the Closing shall not have occurred on or before June 30, 1999 by reason of a failure of any condition precedent under Section 6.2 unless the failure results primarily from the breach by Seller of any representation, warranty or covenant contained in this Agreement; or

         (d) By Buyer at any time prior to the Closing if the Closing shall not have occurred on or before June 30, 1999 by reason of a failure of any condition precedent under Section 6.1, unless the failure results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement.

8.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 8.1, (a) Seller and Buyer shall have no obligation or liability to each other except that the confidentiality provisions of Section
5.3.11 and the provisions of Article VII shall survive any such termination, and (b) nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of this Agreement prior to such termination or, with respect to those provisions that survive such termination, prior to or following termination.


                                   ARTICLE IX
                                  ARBITRATION

9.1 Arbitration.

                  (a) Any and all claims, counterclaims, demands, cause of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach of any such provision, or in any way relating to the subject matter of this Agreement or the relationship between the parties created by this Agreement, involving the parties and/or their respective representatives (all of which are referred to herein as "Claims"), even though some or all of such Claims allegedly are extra-contractual in nature, whether such Claims sound in contract, tort, or otherwise, at law or in equity, under State or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding arbitration in accordance with this Section 9.1.

                  (b) It is the intention of the parties that the arbitration shall be conducted pursuant to the Federal Arbitration Act, as such Act is modified by this Agreement. The validity, construction, and interpretation of this Section 9.1, and all procedural aspects of the arbitration conducted pursuant to this Section 9.1, including but not limited to, the determination of the issues that are subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of "fraud in the inducement" to enter into this Agreement, or this arbitration provision, allegations of waiver, laches, delay or other defenses to arbitrability, and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for the filing of counterclaims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involved third parties not bound by this Agreement, the receipt of evidence, and the like), shall be decided by the arbitrators. The arbitration shall be administered by the American Arbitration Association (the "AAA"), and shall be conducted pursuant to the Commercial Arbitration Rules of the AAA, as modified by the Agreement. In deciding the substance of the parties' Claims, the arbitrators shall refer to the substantive laws of the State of

         Texas for guidance (excluding Texas choice-of-law principles that might call for the application of some other State's law). Notwithstanding any other provision in this Section 9.1 to the contrary, the parties expressly agree that the arbitrators shall have absolutely no authority to award incidental, special, treble, exemplary or punitive damages of any type under any circumstances regardless of whether such damages may be available under Texas law, the law of any other State, or federal law, or under the Federal Arbitration Act, or under the Commercial Arbitration Rules of the AAA, the parties hereby waiving their right, if any, to recover incidental, special, treble, exemplary or punitive damages in connection with any such Claims.

                  (c) The arbitration proceeding shall be conducted in Houston, Texas before a panel of three arbitrators appointed in accordance with the Commercial Arbitration Rules of the AAA consisting of persons from any of the following categories: (i) attorneys having practiced in the area of natural gas transportation law for at least ten (10) years,
         (ii) engineers with at least ten (10) years of experience in the natural gas transportation industry, or (iii) accountants with at least ten (10) years of experience in the natural gas transportation industry. The arbitrators shall conduct a hearing as soon as reasonably practicable after appointment of the third arbitrator, and a final decision completely disposing of all Claims that are the subject of the arbitration proceedings shall be rendered by the arbitrators as soon as reasonably practicable after the hearing. There shall be no transcript of the hearing before the arbitrators. The arbitrators' ultimate decision after final hearing shall be in writing, but shall be as brief as possible, and the arbitrators shall not assign reasons for their ultimate decision. In case the arbitrators award monetary damages to either Party, the arbitrators shall certify in their award that they have not included any incidental, special, treble, exemplary or punitive damages.

                  (d) The fees and expenses of the arbitrators shall be borne equally by the Parties, but the decision of the arbitrators may include such award of the arbitrators' fees and expenses and of other costs and attorneys' fees as the arbitrators determine appropriate.

                  (e) To the fullest extent permitted by law, the arbitration proceeding and the arbitrators' award shall be maintained in confidence by the Parties.

                  (f) The award of the arbitrators shall be binding upon the parties and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any Party as a final judgment of such court.

                                   ARTICLE X
                                    GENERAL

10.1 Exclusive Agreement; Disclosure Statement. This Agreement and the attached exhibits and Disclosure Statement, the agreements and documents to be executed pursuant to Section 6.2.4 and the Confidentiality Agreement set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and undertakings (oral or written) relating to the subject matter hereof, including without limitation the non-binding letter of intent (including any extensions or amendments thereto) dated April 7, 1999 between Seller and Buyer. Information disclosed in any section of the Disclosure Statement shall only constitute a disclosure with respect to the specific section of this Agreement in which such section of the Disclosure Statement is referenced. In addition, matters reflected in the Disclosure Statement are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Statement. Such additional matters are set forth for information purposes only and do not necessarily include other matters of a similar nature. No representation, promise, inducement or statement of intention has been made by any party which is not embodied in or superseded by this Agreement or the Confidentiality Agreement or in the agreements and documents to be executed pursuant hereto, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

10.2 Successors and Assigns. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns (and in the case of indemnities to the benefit of all persons indemnified). This Agreement and the rights and obligations hereunder shall not be assigned by any party hereto without the prior written consent of the other party.

10.3 Amendments. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

10.4 Records and Access.

         (a) After the Closing, Seller shall deliver all files and records in its possession that are normally maintained by or on behalf of Naloco and Natoco and the Laterals to Buyer as soon as practicable, Seller may make and keep copies of such files and records.

         (b) From and after the Closing, Buyer shall maintain copies of all books, records and other information (including books, records and information relating to financial information, taxes and litigation) relating to Naloco, Natoco and the Laterals and shall not destroy any of same without first allowing Seller, at Seller's expense, the opportunity to make copies of same for a period of not less than five years (or if longer, the applicable statute of limitations period). During such period, Buyer shall give Seller and its representatives reasonable cooperation, access and staff assistance, during normal business hours and upon reasonable notice, with respect to such books, records and information, as may be necessary for general business purposes, including for the preparation of tax returns and financial statements and the management and handling of tax audits and litigation; provided that such requested cooperation, access and assistance shall not unreasonably interfere with the normal operations of Buyer.

10.5 Further Assurances. Each party agrees to execute such further instruments or documents as any other party may from time to time reasonably request in order to confirm or carry out the transactions contemplated in this Agreement; provided that no such instrument or document shall expand a party's liability beyond that contemplated in this Agreement.

10.6 Notices. All notices, requests, demands and other communications (collectively, "Notices") required or permitted to be given hereunder shall be in writing and delivered personally, or by facsimile transmission or mailed first class, postage prepaid, registered or certified mail, as follows:

         If to Buyer, to:

         Leviathan Gas Pipeline Partners, L.P.
         El Paso Energy Building
         1001 Louisiana
         Houston, Texas  77002
         Attention:   President
         Facsimile Number: (713) 420-5472

         If to Seller, to:

         Natural Gas Pipeline Company
         P. O. Box 283
         Houston, Texas 77001-0283
         Attention: Ronald L. Brown
         Facsimile Number: (713) 369-9365

All Notices shall be effective upon receipt. Any party may change its Notice address by giving written Notice to the other in the manner specified above.

10.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

10.8 Severability. In the event any of the provisions hereof are held to be invalid or unenforceable under any Legal Requirement, the remaining provisions hereof shall not be affected thereby. In such event, the parties hereto agree and consent that such provisions and this Agreement shall be modified and reformed so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid or unenforceable.

10.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

10.10 Expenses. Except as expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall pay its own expenses incident to the preparation of the Agreement and for consummating the transaction.

IN WITNESS WHEREOF, the parties have duly executed this instrument the day and year first above written.

SELLER:

NATURAL GAS PIPELINE COMPANY OF AMERICA


By:
   ------------------------------------
Name:  Don Opersteny
Title:    Senior Vice President


BUYER:

LEVIATHAN GAS PIPELINE PARTNERS, L.P.



By:
   ------------------------------------
Name:  T. Darty Smith
Title:    Vice President

                                   EXHIBIT D

                         Calculation of Working Capital


Working Capital means the sum of the Western Gulf Working Capital and the UTOS Working Capital. The Western Gulf Working Capital shall be computed by subtracting 20% of the Current Liabilities of Western Gulf from 20% of the Current Assets of Western Gulf, in each case, as of the Closing Date. The UTOS Working Capital shall be determined by subtracting 33-1/3% of the Current Liabilities of UTOS from 33-1/3% of the Current Assets of UTOS, in each case, as of the Closing Date. For the purposes of this Exhibit D, subject to the exceptions listed below:

                  (a) Current Assets means current assets of the entity as of the Closing Date as determined and calculated in accordance with generally accepted accounting principles consistently applied; and

                  (b) Current Liabilities means current liabilities of the entity as of the Closing Date as determined and calculated in accordance with generally accepted accounting principles consistently applied.

         Without limiting the generality of the foregoing and subject to the exceptions listed below, Current Liabilities shall include the following, which the parties acknowledge are in accordance with generally accepted accounting principles consistently applied:

1. Current Liabilities shall include intercompany amounts payable by Western Gulf and UTOS to Seller or its Affiliates for reimbursement of payroll and allocated charges.

2. Current Liabilities shall include an amount for subsequent disbursements by Western Gulf and UTOS for operating and capital expenditures incurred for services rendered or goods delivered prior to the Closing Date.

Notwithstanding anything to the contrary, Working Capital shall not include the following:

         A. Current Liabilities shall not include any amounts for federal and state income taxes for taxable periods ending on or before the Closing Date.

         B. Current Assets and Current Liabilities of East Breaks Gathering Company L.L.C. or otherwise associated with the East Breaks Construction Project (Diana Project) shall be excluded from the calculation of the Western Gulf Working Capital, including any cash or cash equivalents constituting proceeds from any loan.

In the event the full amounts attributable to gas imbalances occurring prior to the Closing Date and which UTOS is attempting to collect from Noble Gas Marketing in the amount of $899,309.72 and from Southern Company, as successor to Vastar Resources Inc., in the amount of $956,904.43 (collectively, the "Imbalance Amounts") have not been collected by UTOS prior


                                   EXHIBIT D
to December 31, 2000, then within 30 days after notice in writing from Buyer (which notice shall be given not later than January 31, 2001) together with supporting documentation reasonably satisfactory to Seller, Seller agrees to and promptly will pay to Buyer the lesser of (i) $700,000 and (ii) 33 1/3% of
(x) the Imbalance Amounts minus (y) amounts actually collected with respect to such Imbalance Amounts minus (z) the amount of such Imbalance Amounts Buyer reasonably believes UTOS will collect. In determining the UTOS Working Capital, the Imbalance Amounts carried as a Current Asset of UTOS shall continue to be considered as a Current Asset of UTOS.


                                   EXHIBIT D
                                    Page 2